     As filed with the Securities and Exchange Commission on August 7, 1998
                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                                PLANTRONICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             -----------------------

        DELAWARE                                         77-0207692
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)



                               337 ENCINAL STREET
                          SANTA CRUZ, CALIFORNIA 95060
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             -----------------------

                                1993 STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                             -----------------------

                                JOHN A. KNUTSON
                             VICE PRESIDENT--LEGAL,
                             SENIOR GENERAL COUNSEL
                                 AND SECRETARY
                                PLANTRONICS, INC.
                               337 ENCINAL STREET
                          SANTA CRUZ, CALIFORNIA 95060
                                  408-426-5858
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                             -----------------------

                                   Copies to:
                           Henry P. Massey, Jr., Esq.
                             David C. Drummond, Esq.
                             Eric John Finseth, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                  415-493-9300

================================================================================
                        CALCULATION OF REGISTRATION FEE
          WITH RESPECT TO 1,300,000 ADDITIONAL SHARES TO BE REGISTERED
                             UNDER 1993 STOCK PLAN
================================================================================

                  Title of                     Maximum Amount to be     Proposed      Proposed Maximum     Amount of
                 Additional                         Registered           Maximum     Aggregate Offering  Registration
                 Securities                                          Offering Price        Price              Fee
              to be Registered                                          Per Share
------------------------------------------------------------------------------------------------------------------------
Common Stock,
   $.01 par value ..........................   1,300,000 shares(1)     $ 61.90(2)      $80,467,000.00    $ 23,737.77
========================================================================================================================

(1) Represents 1,300,000 additional shares issuable upon exercise of options granted under the 1993 Stock Plan.

(2) This number is a weighted average reflecting two components: (i) Options to purchase 152,000 shares of the Registrant's Common Stock at an exercise price of $61.125 per share; and (ii) Options to purchase 1,148,000 shares of the Registrant's Common Stock with respect to which the exercise price is not known as of the date hereof and the amount has therefore been estimated in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended. As to such component (ii), the average of the high ($62.875 per share) and low ($61.125 per share) prices of the Common Stock as reported on the New York Stock Exchange on Friday, July 31, 1998 was $62.00.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The purpose of this Registration Statement on Form S-8 is to register an additional 1,300,000 shares of the Registrant's Common Stock for issuance upon exercise of options granted under the Registrant's 1993 Stock Plan.

ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.

     Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8, Reg. No. 333-14833, filed on October 25, 1996 with the Securities and Exchange Commission.

ITEM 8.  EXHIBITS.

Exhibit
Number                                Document
5.1       Opinion of Counsel as to Legality of Securities Being Registered.
10.1(1)   1993 Stock Plan.
10.2(2)   Amendment effective as of April 23, 1996 to the 1993 Stock Plan.
10.3      Amendment effective as of July 30, 1998 to the 1993 Stock Plan.
23.1      Consent of Independent Accountants (see Exhibit 23.1).
23.2      Consent of Counsel (contained in Exhibit 5.1 hereto).
24.1      Power of Attorney (see page 6 of original filing of this Registration
          Statement on Form S-8, Reg. No. 333-14833, on October 25, 1996).

----------
(1) Exhibit No. 10.1 is incorporated by reference to Exhibit 10.1 filed with the Registrant's Registration Statement on Form S-1, No. 33-70744.
(2) Exhibit No. 10.2 is incorporated by reference to Exhibit 4.2 filed with the Registrant's Registration Statement on Form S-8, Reg. No. 333-14833.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Plantronics, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Cruz, State of California, on August 5, 1998.

                                       PLANTRONICS, INC.


                                       By: /s/ John A. Knutson
                                           --------------------------
                                            John A. Knutson,
                                            Vice President--Legal,
                                            Senior General Counsel and Secretary


                               POWER OF ATTORNEY:

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Cecil and John A. Knutson, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                              Title                                    Date
--------------------       -----------------------------------------             --------------
/s/ Robert S. Cecil*       Chairman of the Board and Chief Executive             August 5, 1998
--------------------       Officer (Principal Executive Officer)
    Robert S. Cecil

/s/ Barbara V. Scherer     Senior Vice President--Finance &                      August 5, 1998
----------------------     Administration, and Chief Financial Officer
    Barbara V. Scherer     (Principal Financial Officer, Principal
                           Accounting Officer)

                           Director                                              August 5, 1998
---------------------
    Robert F.B. Logan

/s/ M. Saleem Muqaddam*    Director                                              August 5, 1998
-----------------------
    M. Saleem Muqaddam

/s/ John Mowbray O'Mara*   Director                                              August 5, 1998
------------------------
     John Mowbray O'Mara

/s/ Trude C. Taylor*       Director                                              August 5, 1998
--------------------
    Trude C. Taylor

/s/ J. Sidney Webb*        Director                                              August 5, 1998
-------------------
     J. Sidney Webb

/s/ David A. Wegmann*      Director                                              August 5, 1998
--------------------
    David A. Wegmann


*By: /s/ John A. Knutson
     ----------------------
     John A. Knutson,
     Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit
Number                                   Document
-------   ---------------------------------------------------------------------
 5.1      Opinion of Counsel as to Legality of Securities Being Registered.

10.1(1)   1993 Stock Plan.

10.2(2)   Amendment effective as of April 23, 1996 to the 1993 Stock Plan.

10.3      Amendment effective as of July 30, 1998 to the 1993 Stock Plan.

23.1      Consent of Independent Accountants (see Exhibit 23.1).

23.2      Consent of Counsel (contained in Exhibit 5.1 hereto).

24.1      Power of Attorney (see page 6 of original filing of this Registration
          Statement on Form S-8, Reg. No. 333-14833, on October 25, 1996).

----------
(1) Exhibit No. 10.1 is incorporated by reference to Exhibit 10.1 filed with the Registrant's Registration Statement on Form S-1, No. 33-70744.
(2) Exhibit No. 10.2 is incorporated by reference to Exhibit 4.2 filed with the Registrant's Registration Statement on Form S-8, Reg. No. 333-14833.